UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 1, 2018

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England		W1J8AJ
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(b) and (c) Departure of Directors or Certain Officers; Appointment of Certain Officers.

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), announced today that on August 1, 2018, Laura D. Campbell joined the Company as Vice President and Controller. Beginning on August 6, Ms. Campbell will also serve as principal accounting officer of the Company, replacing the Company’s acting principal accounting officer, Dennis J. Lubojacky. As previously reported, Mr. Lubojacky, a former controller of the Company, rejoined the Company out of retirement in May 2018 to serve in a consulting capacity as interim principal accounting officer after the departure of the Company’s previous controller. Mr. Lubojacky will continue with the Company in a consulting capacity during a transition period.

Ms. Campbell is a certified public accountant with more than 20 years of experience. Before joining the Company, Ms. Campbell served as Assistant Controller, Policy and Corporate Reporting at Chevron Phillips Chemical Company LLC, a petrochemical company from March 2017 until July 2018. Prior to that time, Ms. Campbell worked at the Company from 2007 to March 2017, serving in the positions of Assistant Controller and Director of Corporate Accounting.

There is no arrangement or understanding between Ms. Campbell and any other person pursuant to which Ms. Campbell was appointed to her position with the Company. There is no family relationship between Ms. Campbell and any director or executive officer of the Company. There are no transactions in which Ms. Campbell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company and Ms. Campbell have entered into an employment agreement and guaranty, effective as of August 1, 2018, which includes a change of control feature and is guaranteed by the Company. The description of the Company’s current form of employment and guaranty agreement for our executive officers, set forth under “2017 Compensation Information — Potential Payments on Termination or Change of Control — Change of Control Employment Agreements” in the Company’s definitive proxy statement filed with the SEC on March 14, 2018, is incorporated herein by reference.

Also in connection with Ms. Campbell’s appointment, the Compensation Committee of the Board of Directors of the Company authorized and approved the issuance on August 1, 2018 of awards to Ms. Campbell of 17,482 time-vested restricted stock units. These awards vest one-third per year over three years commencing on the first anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2018

NOBLE CORPORATION

By:	/s/ Adam C. Peakes
Adam C. Peakes
Senior Vice President and Chief Financial Officer